Exhibit 5.1 and Exhibit 23.2

July 22, 2011

The First Bancorp, Inc.
P.O. Box 940
Damariscotta, Maine  04543

RE:           Registration Statement on Form S-3

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (as amended from time to time, and including the form of prospectus contained therein and any prospectus supplement thereto, the “Registration Statement”) being filed by The First Bancorp, Inc., a Maine corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the following securities of the Company, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $25,000,000:

(i)           debt securities, which may be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, together with Senior Debt Securities, the “Debt Securities”);

(ii)           common stock (“Common Stock”);

(iii)           preferred stock (“Preferred Stock”); and

(iv)           warrants (the “Warrants”).

The Debt Securities, Common Stock, Preferred Stock and Warrants are hereinafter collectively referred to as the “Securities.”  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements thereto.

The Securities may be issued pursuant to one or more underwriting agreements, purchase agreements, subscription agreements or similar agreements between the Company and the underwriters or purchasers to be named in such agreements (collectively, the “Purchase Agreements”).

The Senior Debt Securities may be issued pursuant to a senior indenture between the Company and a trustee to be named in such senior indenture, and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture between the Company and a trustee to be named in such subordinated indenture (together, the “Indentures”).

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and such laws and regulations, as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such later documents.  Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and we have assumed that any Purchase Agreement, the Indentures and other agreements related to the Securities or their offer, sale and issuance (the “Related Agreements”) will be duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified.  We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party to a Purchase Agreement, an Indenture or any Related Agreements other than the Company.  We have assumed that such agreements will be the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We express no opinion with respect to the applicability of any law other than the state laws of the State of Maine, the state laws of the State of New York (insofar as the Indentures are governed by New York law) and United States Federal laws.  To the extent that any applicable document states that it is governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Maine.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (b) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (c) duties and standards imposed on creditors or parties to contract, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (d) general equitable principles.  We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to herein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any such defenses may be subejct to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (f) any provision of any agreement requiring the payment of interest on overdue interest, (g) which provides that the terms of any agreement may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.           When the terms of the issuance and sale of the Common Stock or Preferred Stock have been duly authorized by the Company, and the Common Stock or Preferred Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.

2.           When the terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company.

3.           When the terms of the Debt Securities and their issuance and sale have been authorized by the Company, as applicable, and duly established in conforming with the applicable Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, as applicable, subject to the right of a court of competent jurisdiction to make other equitable provisions to effectuate the subordination provisions set forth in the applicable Indenture.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted or relied upon by any other person or entity, for any purpose, without our prior written content.  Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related Prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

PIERCE ATWOOD LLP

By:/s/ David J. Champoux
David J. Champoux